EXHIBIT 5

BRIGGS AND MORGAN

Professional Association

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

January 4, 2013

Wireless Ronin Technologies, Inc.

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

Ladies and Gentlemen:

We are counsel to Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), in connection with its filing on January 4, 2013, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, up to an aggregate offering price of $15,000,000: (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) warrants to purchase the Common Stock (the “Warrants”); and (iii) units consisting of Common Stock and Warrants (the “Units”). The Common Stock, Warrants and Units are referred to herein collectively as the “Securities.”

We have been advised by the Company that:

1. Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent or directly issued by the Company to the purchasers of such Warrants (in each case, the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

2. Units may be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent or directly issued by the Company to the purchasers of such Units (in each case, the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement. The Warrant Agreements and the Unit Agreements are herein collectively referred to as the “Agreements.”

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued thereunder; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered, as applicable, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; and (x) the certificates representing the Securities will be duly executed and delivered.

In our capacity as the Company’s counsel in connection with such registration of the Securities, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. We have examined the Registration Statement, including the exhibits thereto, and certain resolutions of the Board of Directors of the Company relating to the registration of the Securities and we have examined such other documents, corporate records, instruments, laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1. The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof shall have specifically authorized the issuance of such Common Stock in exchange for consideration that the Board of Directors or such committee shall have determined is adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), (ii) the terms of the offer, issuance and sale of shares of Common Stock shall have been duly established in conformity with the Company’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, and shall not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and shall comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company shall have received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2. The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s Board of Directors or an authorized committee thereof shall have specifically authorized the issuance of the Warrants in exchange for consideration that the Board of Directors or such committee determines is adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement shall have been duly authorized, executed and delivered by, and shall be enforceable in accordance with its terms against, all parties thereto, (iii) the terms of the offer, issuance and sale of the Warrants shall have been duly established in conformity with the Warrant Agreement and the Warrant Authorizing Resolutions, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants shall not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants shall have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company shall have received the consideration provided for in the Warrant Authorizing Resolutions.

3. The Units will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s Board of Directors or an authorized committee thereof shall have specifically authorized the issuance of the Units in exchange for consideration that the Board of Directors or such committee determines is adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units and any securities issuable upon exercise of any warrants included in the Units are to be issued, (ii) the Unit Agreement shall have been duly authorized, executed and delivered by, and shall be enforceable in accordance with its terms against, all parties thereto, (iii) the terms of the offer, issuance and sale of the Units shall have been duly established in conformity with the Unit Agreement and the Unit Authorizing Resolutions, (iv) the Unit Agreement and the offer, issuance and sale of the Units shall not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Units shall have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company shall have received the consideration provided for in the Unit Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

We express no opinions concerning any securities (other than shares of Common Stock) into which the Warrants, and the securities comprising the Units, may be exercisable. We express no opinion on the matters governed by any laws other than the laws of the State of Minnesota.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

BRIGGS AND MORGAN,

Professional Association

By: /s/ Brett D. Anderson

        Brett D. Anderson